PCAOB Registered Auditors – www.sealebeers.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1/A of Eternal Speech, Inc., of our report dated November 10, 2016 on our audit of the financial statements of Eternal Speech, Inc. as of February 29, 2016, and the related statements of operations, stockholders’ equity and cash flows as of February 29, 2016, and the reference to us under the caption “Experts”.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

February 14, 2017